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EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 5, 2000, with respect to the consolidated financial statements of Solomon Software, Inc. included in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Great Plains Software, Inc., dated May 16, 2000.

                      /s/ ERNST & YOUNG LLP

Toledo, Ohio
May 12, 2000

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CONSENT OF INDEPENDENT AUDITORS